SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      December 16, 1999 (November 26, 1999)
                Date of Report (Date of earliest event reported)

                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                   000-29222                  13-3575874
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                    (Address of principal executive offices)

                                 (816) 960-1333
              (Registrant's telephone number, including area code)


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Item 5. Other Events

      (a) Long-term Follow-up Data of Patients Treated with M-Vax(TM).

      On November 26, 1999, the Company's Executive Vice President presented nine-year follow-up data of stage III melanoma patients from Company-sponsored Phase 2 studies of M-Vax, an immunotherapy designed for the treatment of melanoma and the Company's lead development product, at the 26th Annual Scientific Meeting of the Clinical Oncological Society of Australia in Melbourne. The data was obtained from an ongoing study of a group of 71 patients with advanced skin cancer who were cancer-free two years following treatment with M-Vax, and then monitored for up to 9.8 years. The median follow-up time as of November, 1999 was 5.3 years.

      David Berd, M.D., Professor of Medicine at Thomas Jefferson University, and the inventor of M-Vax, began studies of M-Vax in 1989. At the time M-Vax was administered, 39 of the 71 patients were deemed to have little chance of long-term survival because their cancer had spread to one or more lymph nodes. Of those 71 patients, 49 survived 5 years or more. Moreover, the overall survival rate for the 6 patients that have been monitored for more than 9 years, is approximately 85% (5 of 6 had survived). No serious or long-term toxic effects of M-Vax were observed in any of these patients.

      In addition, the data have confirmed earlier findings by showing that a patient's clinical outcome was strongly influenced by the development of a positive immune response to the patient's own tumor cells, as measured by a delayed type hypersensitivity test. A delayed type hypersensitivity test measures the activity of T-lymphocytes, which are cells that are crucial in triggering the body's immune system.

      (b) Australian Joint Venture.

      On November 25, 1999, the Company executed a definitive joint venture agreement with Neptunus International Holdings Limited ("NIHL") in Australia, under the subsidiary name, AVAX Holdings Australia Pty Limited ("AVAX Holdings"). Pursuant to the joint venture agreement, AVAX Holdings, through its affiliated entities, will manufacture and market M-Vax in Australia, and has similar rights in New Zealand.

      As part of the agreement, NIHL paid $3,600,000 (AUD), and will pay an additional $400,000 (AUD) by December 25, 1999 , for the purchase of a 20% interest in the joint venture entities. NIHL also has the option to purchase an additional 30% interest in the joint venture entities for $6,000,000 (AUD). Under the terms of the agreement, the Company has been granted options to purchase common stock equivalent to 5% of NIHL's fully diluted shares.

      On June 15, 1999, the Company announced that it had entered into a letter agreement with NIHL, and that subject only to licensure of a manufacturing facility by Australia's Therapeutic Goods Administration, the Company would begin to market M-Vax in Australia. The Company is currently in the final stages of choosing a location for its clean-room facility, which will be the manufacturing and distribution center for M-Vax in Australia. The Company expects to begin the build-out of this facility by January, 2000.


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Item 7. Financial Statements and Exhibits.

      Exhibits.

      10.1 Shareholders Agreement dated November 25, 1999, among AVAX Australia Holdings Pty Limited, Eastpac Inc., Jetona Pty Ltd and Neptunus International Holdings Limited

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AVAX TECHNOLOGIES, INC.

Date: December 16, 1999

                                   By: /s/ Jeffrey M. Jonas
                                      --------------------------
                                   Name:  Jeffrey M. Jonas, M.D.
                                   Title: President and Chief Executive Officer


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

                                Exhibit Index

Exhibit Number                            Description
--------------                            -----------

    10.1                        Shareholders Agreement dated November 25, 1999.


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